UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol
Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment No. 1 to Forbearance Agreement

As previously disclosed in that certain Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2024 (the “Prior 8-K”), on December 9, 2024, NextTrip, Inc. (the “Company”) entered and NextTrip Holdings, Inc. (“NTH”), via William Kerby as its shareholder representative, entered into a forbearance agreement (the “Forbearance Agreement”) related to the issuance of certain contingent shares (the “Contingent Shares”) of Company common stock issuable upon NTH earning certain milestones as provided in that certain share exchange agreement entered into by and among the Company, NTH and NextTrip Group, LLC, the sole stockholder of NTH, and the NTH shareholder representative, pursuant to which the Company acquired 100% of NTH in exchange for shares of Company common stock. Pursuant to the Forbearance Agreement, NTH agreed to forbear from issuing the Milestone Payment Determination Date (as defined in the Share Agreement) notice until January 31, 2025 or earlier in the event of a default (the “Forbearance Expiration Date”) in exchange for an agreement by the Company that, if its Nasdaq initial listing application is not approved by such date, (i) all earned Contingent Shares will be issued withing five business days of the Forbearance Expiration Date and (ii) all board appointment rights will be exercised and such members will be approved within five business days of the Forbearance Expiration Date.

On January 31, 2025, due to continued delays caused by regulatory matters, the Company and NTH, via William Kerby as its shareholder representative, entered into Amendment No. 1 to Forbearance Agreement, pursuant to which the Forbearance Expiration Date was extended to March 31, 2025 or earlier in the event of a default. All other terms of the Forbearance Agreement remain in full force and effect.

The foregoing summary of Amendment No. 1 to Forbearance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Amendment No. 1 to Forbearance Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), which is incorporated herein by reference.

Series N Preferred Stock and Warrant Offering

On January 28, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”), pursuant to which the Company issued and sold the Purchaser (i) 17,000 restricted shares of newly designated Series N Nonvoting Convertible Preferred Stock of the Company (the “Series N Preferred”) and (ii) warrants to purchase 17,000 shares of Company common stock (the “Warrants”), at a combined purchase price of $5.00 per share and Warrant.

The Series N Preferred shall be convertible into the Company’s common stock on such date that the Company obtains stockholder approval to remove the Exchange Cap (as described below). See Item 5.03 below for a description of the terms of the Series N Preferred, which is incorporated by reference herein.

Subject to the Exchange Cap, the Warrants may be exercised commencing six months from the date of issuance (the “Initial Exercise Date”), will terminate three years from the Initial Exercise Date, and have an exercise price of $7.50 per share.

The Purchase Agreement includes conversion and exercise limitations which provide that the Company shall not issue or sell any shares of its common stock pursuant to the conversions of Series N Preferred stock or exercises of the Warrants to the extent that after giving effect thereto, the aggregate number of shares of common stock that would be issued would exceed 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement (which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable rules of the Nasdaq Capital Market) (the “Exchange Cap”) unless and until the Company elects to solicit stockholder approval of the issuance of common stock as contemplated by the Purchase Agreement and the stockholders of the Company have in fact approved such issuance in accordance with the applicable rules and regulations of the Nasdaq Capital Market.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds from the offering as working capital for general corporate purposes.

The foregoing summary of the Purchase Agreement and Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the forms of such documents attached as Exhibit 10.2 and 4.1, respectively, to this Current Report, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the sale and issuance of the Series N Preferred Shares and Warrants is hereby incorporated herein by reference.

The Series N Preferred Shares and Warrants issued by the Company (the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued to the respective recipients in transactions exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Securities constitute, and the shares of Company common stock underlying the Series N Preferred Shares and Warrants, when issued upon conversion of the Series N Preferred Shares and exercise of the Warrants, respectively, will constitute, “restricted securities” within the meaning of Rule 144 under the Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2025, the Company filed a Certificate of Designation of Series N Convertible Preferred Stock (the “Series N Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 500,000 shares of the Company’s preferred stock as Series N Convertible Preferred Stock, par value $0.001 per share.

The terms and conditions set forth in the Series N Certificate of Designation are summarized below:

Ranking. The Series N Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series N Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Series N Certificate of Designation, or as otherwise required by the Nevada Revised Statutes, holders of Series N Preferred are not entitled to voting rights. However, the Company may not, without the consent of holders of a majority of the outstanding shares of Series N Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series N Preferred or alter or amend the Series N Certificate of Designation, (ii) amend its amended and restated articles of incorporation, amended and restated bylaws or other charter documents in any manner that adversely effects any rights of the holders of the Series N Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On the third business day after the date that the Company’s stockholders approve the conversion of Series N Preferred into shares of common stock in accordance with the listing rules of Nasdaq, each outstanding share of Series N Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series N Conversion Ratio”), subject to beneficial ownership limitations.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series N Preferred will be entitled to participate, on an as-converted-to-common stock basis calculated based on the Series N Conversion Ratio (as defined in the Series N Certificate of Designation), with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

The foregoing summary of the Series N Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Series N Certificate of Designation attached as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series N Nonvoting Convertible Preferred Stock.
4.1	Form of Warrant.
10.1	Amendment No. 1 to Forbearance Agreement, dated as of January 31, 2054.
10.2	Form of Securities Purchase Agreement, dated as of January 28, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: January 31, 2025	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer